                                                                     EXHIBIT 1.1

                             CASINO AMERICA, INC.
                           (a Delaware corporation)
                                 $300,000,000
                      __ % Senior Secured Notes Due 2003

                               PURCHASE AGREEMENT

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc
Nomura Securities International, Inc.
Deutsche Morgan Grenfell
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower, World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     Casino America, Inc., a Delaware corporation (the "COMPANY"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $300,000,000 aggregate principal amount of the Company's __% Senior Secured Notes Due 2003 (the "SECURITIES"). The Securities are to be issued pursuant to an indenture dated as of August __, 1996 (the "INDENTURE") between the Company, the Subsidiary Guarantors (as defined below) and Fleet National Bank, as trustee (the "TRUSTEE").

     The payment of principal, premium (if any), interest and other amounts payable on the Securities will be guaranteed by the guarantees (each, a "SUBSIDIARY GUARANTEE" and, collectively, the "SUBSIDIARY GUARANTEES") set forth in the Indenture and endorsed on the Securities by the subsidiaries of the Company that are signatories to this Agreement (each a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS"). The obligations of the Subsidiary Guarantors under the Subsidiary Guarantees will be guaranteed by the guarantee of the Company (the "COMPANY GUARANTEE") set forth in the Indenture.

     The Securities and the Subsidiary Guarantees will be secured by Collateral (as defined in the Indenture) of the Company and the Subsidiary Guarantors to the extent provided for in the Collateral Documents listed on Schedule D of this Agreement (the "COLLATERAL DOCUMENTS"). In order to create the security interests in the Collateral and to determine the rights therein of the

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holders of the Securities and the Subsidiary Guarantees, the Company and the
Subsidiary Guarantors (as appropriate) will execute and deliver the Collateral Documents.

     The Company and the Subsidiary Guarantors understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

     The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-07517) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 ACT"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company and the Subsidiary Guarantors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("RULE 430A") of the rules and regulations of the Commission under the 1933 Act (THE "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(B)") of the 1933 Act Regulations or (ii) if the Company and the Subsidiary Guarantors have elected to rely upon Rule 434 ("RULE 434") of the 1933 Act Regulations, prepare and file a term sheet (a "TERM SHEET") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION" or (b) pursuant to paragraph (d) of Rule 434 is referred to AS "RULE 434 INFORMATION." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "PRELIMINARY PROSPECTUS." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "PROSPECTUS." If Rule 434 is relied on, the term "PROSPECTUS" shall refer to the preliminary prospectus dated July 18, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

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     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE SUBSIDIARY GUARANTORS. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company and the Subsidiary Guarantors meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Subsidiary Guarantors, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company and the Subsidiary Guarantors will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which shall constitute the

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     Statement of Eligibility and Qualification (Form T-1) of the Trustee
     under the 1939 Act ("FORM T-1") or (ii) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company or any Subsidiary Guarantor in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 ACT REGULATIONS"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, Louisiana Riverboat Gaming Partnership, a Louisiana corporation ("LRGP"), or St. Charles Gaming Company, Inc., a Louisiana corporation ("SCGC"), as the case may be, at the dates indicated and the respective statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, LRGP or SCGC, as the case may be, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus under the captions "Selected Historical Consolidated Financial Information" and "Summary Consolidated Financial Information"

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     present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) GOOD STANDING OF SUBSIDIARIES. Each of the Subsidiary Guarantors and the Company's other direct and indirect subsidiaries (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has full power and authority, corporate or otherwise, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, partnership interests or limited liability company interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and, except for the

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     general partnership interests in LRGP, non-assessable. Except for a 50%
     general partnership interest in LRGP, which will be acquired by the Company through a wholly owned Subsidiary pursuant to the LRGP Acquisition (as defined in the Prospectus) concurrently with the Closing Time, and except as set forth in the Prospectus, all of the outstanding shares of capital stock, partnership interests or limited liability company interests are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock, partnership interests or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are
     (a) the Subsidiaries listed on Schedule C-1 hereto and (b) the other subsidiaries listed on Schedule C-2 hereto which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and constitutes a valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnification or contribution under this Agreement may be limited or unenforceable under certain circumstances under law or court decisions with respect to a liability where indemnification or contribution is contrary to public policy.

          (x) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and each Subsidiary Guarantor and duly qualified under the 1939 Act and, when duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as

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     enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi) AUTHORIZATION OF THE SECURITIES, THE SUBSIDIARY GUARANTEES AND THE COMPANY GUARANTEE. The Securities (including the offering, issuance and sale thereof) have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Subsidiary Guarantees set forth in the Indenture and endorsed on the Securities have been duly authorized by each Subsidiary Guarantor and, at the Closing Time, will have been duly executed by each Subsidiary Guarantor, and when authenticated and delivered in accordance with the provisions of the Indenture, will constitute the legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Company Guarantee set forth in the Indenture and endorsed on the Securities has been duly authorized by the Company and, at the Closing time, will have been duly executed by the Company and, when authenticated and delivered in the manner provided for in the Indenture, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. At the Closing Time and after giving effect to the application of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds," the Securities will rank senior in right of payment to all outstanding Subordinated Indebtedness (as defined in the Indenture) of the Company and pari passu in right of payment with any other outstanding Indebtedness (as defined in the Indenture) of the Company and the Subsidiary Guarantee of each Subsidiary Guarantor will rank senior in right of payment to all outstanding Subordinated Indebtedness of such

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     Subsidiary Guarantor and pari passu in right of payment to all other outstanding Indebtedness of such Subsidiary Guarantor.

          (xii) AUTHORIZATION OF THE COLLATERAL DOCUMENTS. Each of the Collateral Documents has been duly authorized by the Company and each Subsidiary Guarantor party to such Collateral Document and, when duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, as the case may be, will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiii) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (xiv) AUTHORIZATION OF USE OF PROCEEDS. The use of the proceeds from the sale of the Securities for the purposes described in the Prospectus under the caption "Use of Proceeds" has been duly authorized by the Company.

          (xv) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any Subsidiary is in violation of its charter or by-laws, partnership agreement or limited liability company operating agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Securities, the Subsidiary Guarantees, the Company Guarantee and the Collateral Documents and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance, offering and sale of the Securities, the LRGP Acquisition and the repurchase (or defeasance) of outstanding indebtedness as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Subsidiary Guarantors with their respective obligations hereunder and under the Indenture and the Securities, Subsidiary Guarantees, the Company Guarantee or the Collateral Documents, as the case may be, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge

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     or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws, partnership agreement or limited liability company operating agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xvi) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company and the Subsidiary Guarantors, is imminent, and neither the Company nor any Subsidiary Guarantor is aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xvii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and the Subsidiary Guarantors, threatened, against or affecting the Company or any Subsidiary, which (a) is required to be disclosed in the Registration Statement (other than as disclosed therein), (b) might reasonably be expected to result in a Material Adverse Effect, or (c) might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance, offering and sale of the Securities, the LRGP Acquisition or the repurchase (or defeasance) of outstanding indebtedness) or the performance by the Company or the Subsidiary Guarantors of their respective obligations hereunder or under the Indenture, the Securities, the Subsidiary Guarantees, the Company Guarantee or the Collateral Documents; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xviii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

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          (XIX)  POSSESSION OF INTELLECTUAL PROPERTY.  The Company and the
     Subsidiary Guarantors own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by each of the Company and the Subsidiary Guarantors, and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary Guarantor therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. The Intellectual Property is free and clear of all Liens (as defined in the Indenture), except for any Liens securing the repayment of indebtedness of the Company or the Subsidiary to be repaid out of the proceeds of the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds," which liens or encumbrances shall be extinguished at the time of repayment of such indebtedness and Liens which, individually or in the aggregate, are not material and which, if remaining in effect following the Closing Time, would not violate the provisions of the Indenture. Except in connection with transactions entered into in the ordinary course of business, neither the Company nor any of the Subsidiaries has granted any licenses or other rights or has any obligations to grant licenses or any other rights to any Intellectual Property. Neither Company nor any of the Subsidiaries has made any material claim of violation or infringement by others of rights to, or in connection with, the Intellectual Property, and neither the Company nor any Subsidiary knows of any basis for making any such claim. There are no interferences or other contested proceedings, either pending or, to the knowledge of the Company or any Subsidiary, threatened, in the United States Copyright Office, the United States Patent and Trademark Office or any federal, state or local court or before any other government agency or tribunal, relating to any pending application with respect to the Intellectual Property.

          (XX) ACQUISITION OF LRGP. The Company has consummated the LRGP Acquisition.

          (XXI) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency under any federal, state or local law or regulation (including any laws or regulations governing any aspect of legalized gaming in any federal, state or local jurisdiction (collectively, "GAMING LAWS")), or approval, authorization, consent or waiver of any class of securityholders of the Company is necessary or required in connection with the offering, issuance or sale by the Company and the Subsidiary Guarantors of the Securities, the due execution, delivery or performance by the Company and the Subsidiary Guarantors of this Agreement, the Indenture, the Securities, the Subsidiary Guarantees, the Company Guarantee or the

     Collateral Documents, or the consummation of the LRGP Acquisition and the repurchase (or defeasance) of existing indebtedness as described in the Prospectus under the caption "Use of Proceeds," except (i) such as have been already obtained under the 1933 Act, the 1933 Act Regulations, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and the relevant Gaming Laws and (ii) such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act. The Company has complied in all material respects with the requirements of the HSR Act in connection with the LRGP Acquisition. The waiting period under the HSR Act has expired or been granted early termination by the Federal Trade Commission and the Antitrust Division of the Department of Justice.

          (XXII) POSSESSION OF LICENSES AND PERMITS. Except as disclosed in the Registration Statement and Prospectus, each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations, including those pursuant to relevant Gaming Laws (collectively, "GOVERNMENTAL LICENSES"), issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its businesses as now being conducted and as proposed to be conducted as described in the Registration Statement and Prospectus; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (XXIII) TITLE TO PROPERTY. The Company and each of the Subsidiaries has (A) good and valid title to each of the items of personal property and good and insurable fee title to all real property reflected in its financial statements referred to in Section 1(a)(iv) or referred to in the Registration Statement and the Prospectus as being owned by it and (B) valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all Liens, other than Liens permitted under the Indenture. Other than with respect to Liens permitted under the Indenture, no financing statement under the Uniform Commercial Code or notice of judgment lien, materialmen's lien, mechanic's lien, attachment lien or similar notice with respect to any assets of the Company or the Subsidiaries has been filed in any jurisdiction, and neither the Company nor any of the Subsidiary has signed any such financing statement or notice or any security agreement authorizing any secured party thereunder to file any such financing statement or notice. All real property of the Company and the Subsidiaries reflected in the financial statements referred in Section 1(a)(iv) or referred to in the Registration Statement and the Prospectus as being owned by the Company or the Subsidiaries is in good condition and conforms in all material respects with all applicable building, zoning, land use and other laws, ordinances, codes, orders and regulations (other than environmental laws, which are addressed in Section 1(a)(xxiii)) and the use of such real property conforms in all material respects with such laws, ordinances, codes, orders and regulations, and all necessary occupancy, certificates and permits for the present lawful use and occupancy thereof and the equipment thereof have been issued and are currently in full force and effect. All notices of violations of law, ordinances, codes, orders or regulations issued by any governmental authority having jurisdiction over or affecting any such real property have been complied with by the Company or the Subsidiaries, as applicable. The Collateral Documents, upon the execution, delivery and recordation thereof, will create a first priority (except as otherwise provided in the Indenture) perfected security interests, with in the Collateral for the benefit of the Secured Parties.

          (xxiv) COMPLIANCE WITH CUBA ACT. The Company and the Subsidiary Guarantors have complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "CUBA ACT") or is exempt therefrom.

          (xxv)  INVESTMENT COMPANY ACT.   Neither the Company nor any
     Subsidiary Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

          (xxvi) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxvii) RETIREMENT OF FIRST MORTGAGE NOTES. The Company is privately negotiating to purchase for cash any and all of its outstanding 11 1/2% First Mortgage Notes due November 15, 2001 (the "FIRST MORTGAGE NOTES") and has solicited consents from the holders of such First Mortgage Notes to amend certain terms of the indenture governing the First Mortgage Notes with respect to the defeasance of the First Mortgage Notes not so purchased (the "DEFEASANCE AMENDMENTS"). The Company has duly and validly received and accepted consents from holders of a sufficient principal amount of the First Mortgage Notes outstanding to effect, and, at the Closing Time, the Company and the Trustee have effected, the Defeasance Amendments, such that at the Closing Time, the Company will be permitted to defease, and shall defease, all of the First Mortgage Notes then outstanding without the consent, waiver or approval of any other party.

          (xxviii) TAX RETURNS. All United States federal tax returns required to be filed by or on behalf of the Company or any of the Subsidiaries have been filed and all taxes shown by such returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. All other tax returns required to be filed by or on behalf of the Company or any of the Subsidiaries pursuant to applicable foreign, state, local or other law have been filed, except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Subsidiaries, considered as a single enterprise, and all taxes shown by such returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporation tax liability (or for any payments to be made in respect of any tax sharing agreements or arrangements) for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any such years, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Subsidiaries, considered as a single enterprise.

          (xxix) FOREIGN CORRUPT PRACTICES ACT. None of the Company, any Subsidiary or any officer, director, general partner or managing member purporting to act on behalf of the Company or any Subsidiary has during the past five years (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (B) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (C) made any payment in violation of any law to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or such Subsidiary as applicable, sells (or has in past sold) or from which the Company or such Subsidiary, as applicable, buys (or has in the past bought) products for the purpose of influencing such agent or person to buy products from or sell products to the Company or such Subsidiary, as applicable; or (D) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company or such Subsidiary, as applicable.

          (XXX) INSURANCE. Each of the Company and the Subsidiaries has adequate liability and other insurance policies insuring it against the risks of loss arising out of or related to its businesses, as described in the Registration Statement and Prospectus, issued by insurers of recognized financial responsibility.

          (XXXI) INTERNAL ACCOUNTING CONTROLS. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is (or was) taken with respect to any differences.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer, general partner or managing member of the Company or any Subsidiary Guarantor delivered to Merrill Lynch or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Subsidiary Guarantor, as the case may be, to each Underwriter as to the matters covered thereby.

     SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) PAYMENT AND DELIVERY. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Merrill Lynch, North Tower, World Financial Center, New York, New York 10281-1209, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "CLOSING TIME").

     Payment by the several Underwriters shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the respective Underwriters of certificates for the Securities to be purchased by them. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The Securities, which may be in temporary form, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     Should the Underwriters and the Company agree in writing, the delivery of and payment for the Securities shall occur as provided in the next sentence instead of as provided above. At the Closing Time, (i) Merrill Lynch, on behalf of itself and the other Underwriters, shall deliver to the Company by wire transfer to an account designated by the Company in writing at least two business days prior to such Closing Time next day funds representing the purchase price of the Securities, and (ii) the Company shall notify the transfer agent and registrar to transfer the Securities, by book-entry in the name of Cede & Co., as nominee for the Depository Trust Company, on behalf of the Underwriters.

     (c) ENGAGEMENT OF QUALIFIED INDEPENDENT UNDERWRITER. The Company and the Subsidiary Guarantors hereby confirm their engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreements with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Rules of the National Association of Securities Dealers, Inc. ("NASD") with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "INDEPENDENT UNDERWRITER."

     SECTION 3. COVENANTS OF THE COMPANY. The Company and the Subsidiary Guarantors covenant with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company and the Subsidiary Guarantors, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration

Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Subsidiary Guarantors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Subsidiary Guarantors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company and the Subsidiary Guarantors will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Underwriters or counsel for the Underwriters shall object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company and the Subsidiary Guarantors have furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company and the Subsidiary Guarantors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Subsidiary Guarantors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Subsidiary Guarantors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company and the Subsidiary Guarantors will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Subsidiary Guarantors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Subsidiary Guarantors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company and the Subsidiary Guarantors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company and the Subsidiary Guarantors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor any Subsidiary Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Subsidiary Guarantors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company and the Subsidiary Guarantors will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

     (g) RULE 158. The Company and the Subsidiary Guarantors will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraphs of Section 11(a) of the 1933 Act.

     (h) USE OF PROCEEDS. The Company and the Subsidiary Guarantors will use the proceeds received by it from the sale of the Securities in the manner described in the Prospectus under the caption "Use of Proceeds."

     (i) REPORTING REQUIREMENTS. The Company and the Subsidiary Guarantors, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  PAYMENT OF EXPENSES.
                 -------------------

     (a) EXPENSES. The Company and the Subsidiary Guarantors will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities, and (x) the filing fees incident to the review by the NASD of the terms of the sale of the Securities.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and the Subsidiary Guarantors shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and the Subsidiary Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A

Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (B) OPINIONS OF COUNSEL FOR COMPANY AND THE SUBSIDIARY GUARANTORS. At Closing Time, Underwriters shall have received the favorable opinion, dated as of Closing Time and in form and substance satisfactory to counsel for the Underwriters, of Mayer, Brown & Platt, counsel for the Company and the Subsidiary Guarantors, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely on the opinion of other counsel satisfactory to the Underwriters.

     (C) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Hughes Hubbard & Reed LLP, counsel for the Underwriters, to the effect set forth in Exhibit A-2 attached hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and Florida, and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (D) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Company and the Subsidiary Guarantors, signed by the president or vice president and the principal financial or accounting officer, general partner, or managing member (as appropriate) of the Company and the Subsidiary Guarantors, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the Form T-1 has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's and the Subsidiary Guarantor's knowledge, are contemplated by the Commission.

     (E) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit B and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus that were prepared by such accountants.

     (F) BRING-DOWN COMFORT LETTER. At Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (G) MAINTENANCE RATING. At Closing Time, the Securities shall be rated at least ________ by Moody's Investor's Service Inc. and ____________________ by Standard & Poor's Corporation, and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

     (H) NO OBJECTION. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (I) INDENTURE. At Closing Time, the Company and the Subsidiary Guarantors shall have entered into the Indenture.

     (J) COLLATERAL DOCUMENTS. At Closing Time, the Company and the Subsidiary Guarantors shall have entered into the Collateral Documents, shall have executed, delivered, filed and recorded all instruments and documents, and have done all such acts and other things as are necessary to subject the Collateral to the security interests intended to be created by the Collateral Documents and as are necessary or advisable to perfect the security interests intended to be created thereby, and shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied or prior to the Closing Time.

     (K) RETIREMENT OF FIRST MORTGAGE NOTES. The Company shall have duly and validly received and accepted consents from holders of a sufficient principal amount of the First Mortgage Notes outstanding to effect, and the Company and the Trustee shall have effected, the Defeasance Amendments, and at Closing Time, the Company shall have repurchased or defeased all of First Mortgage Notes.

     (L) ACQUISITION OF LRGP. At the Closing Time the Company shall have consummated the LRGP Acquisition.

     (M) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Subsidiary Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     (N) TERMINATION OF AGREEMENT. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  INDEMNIFICATION.

     (A) INDEMNIFICATION OF UNDERWRITERS. The Company and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Subsidiary Guarantors; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (B) INDEMNIFICATION OF QUALIFIED INDEPENDENT UNDERWRITER. The Company and each Subsidiary Guarantor also agree, jointly and severally, to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Rules of the NASD in connection with the offering of the Securities, except for any losses, claims, damages, liabilities and judgments resulting from the Independent Underwriter's or such controlling person's willful misconduct or gross negligence.

     (C) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Subsidiary Guarantors, each of their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Subsidiary Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) or (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (D) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or (b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(b), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act if, in the reasonable judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter.

      No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (E) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Subsidiary Guarantors and the Underwriters from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Subsidiary Guarantors and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     Relative benefits received in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Subsidiary Guarantors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The Company, each Subsidiary Guarantor and the Underwriter's agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

     Relative fault shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiary Guarantors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or a Subsidiary Guarantor, each officer of the Company or a Subsidiary Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or a Subsidiary Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or a Subsidiary Guarantor. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     Each Underwriter agrees that Merrill Lynch shall have no additional liability to any Underwriter pursuant to any provision of the Agreement Among Underwriters (the "AAU") as a result of its serving as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Rules of the NASD in connection with the offering of the Securities. In addition, each Underwriter agrees to pay its proportionate share, based upon the respective underwriting obligations of the Underwriters, of any liability of the type referred to in any provision of the AAU incurred by Merrill Lynch in its capacity as Independent Underwriter.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers, general partners or managing members of the Company or any Subsidiary Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Subsidiary Guarantor, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9.  TERMINATION OF AGREEMENT.

     (A) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (B) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of _________________; and notices to the Company and the Subsidiary Guarantors shall be directed to the Company at 711 Washington Loop, Second Floor, Biloxi, Mississippi 39530, attention of __________________.

     SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, Company and the Subsidiary Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Subsidiary Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Subsidiary Guarantors in accordance with its terms.

                                Very truly yours,

                                CASINO AMERICA, INC.

                                By
                                  ----------------------------------------------
                                  Bernard Goldstein, Chief Executive Officer

                                RIVERBOAT CORPORATION OF MISSISSIPPI, INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                RIVERBOAT CORPORATION OF MISSISSIPPI, INC.-
                                VICKSBURG

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                RIVERBOAT SERVICES INCORPORATED

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                CSNO, INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                                By:  CSNO, INC., General Partner

                                     By
                                       -----------------------------------------
                                       John Gallaway, President

                                ST. CHARLES GAMING COMPANY, INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                LRGP HOLDINGS, INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                LRG HOTELS, L.L.C.

                                By:  CSNO, INC., Managing Member

                                     By
                                       -----------------------------------------
                                       John Gallaway, President

                                GRAND PALAIS RIVERBOAT, INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                ASMI MANAGEMENT, INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                P.P.I., INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

                                ISLE OF CAPRI CASINOS COLORADO, INC.

                                By
                                  ----------------------------------------------
                                  John Gallaway, President

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
SALOMON BROTHERS INC.
NOMURA SECURITIES INTERNATIONAL INC.
DEUTSCHE MORGAN GRENFELL

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

By:
   ---------------------------------------
             Authorized Signatory

         [For itself and the other Underwriters named in Schedule A herein.]

                                  SCHEDULE A
                                      to
                              PURCHASE AGREEMENT

                                 UNDERWRITERS
                                 ------------

                                                       Principal
                                                       Amount of
Name                                                   Securities
- ----                                                  ------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated    $
Salomon Brothers Inc
Nomura Securities International, Inc.
Deutsche Morgan Grenfell


     Total                                            $300,000,000


                                  SCHEDULE B
                                      to
                              PURCHASE AGREEMENT

                             CASINO AMERICA, INC.

                 $300,000,000 __% Senior Secured Notes Due 2003

     1. The initial public offering price of the Securities shall be ___% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the Securities shall be ____% of the principal amount thereof.

     3.  The interest rate on the Securities shall be ___% per annum.

     4.  (a)   The Securities are redeemable, in whole or in part, at the option the Company, at any time on or after August __, 2000 at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on August __ of the years indicated below:

     Year                           Percentage
     ----                           ----------

     2000                                    %
     2001                                    %
     2002 and thereafter               100.00%

          (b) The Securities are also redeemable, up to $100 million in principal amount of the then outstanding Securities, at the option the Company, upon the consummation by the Company of a Qualified Public Entity Offering on or before August __, 1999, at a redemption price of __% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest to the redemption date, provided that after any such optional redemption, at least $200 million in principal amount of the Securities remains outstanding; and

          (c) Notwithstanding any other provision of the Indenture, the Securities are also subject to redemption at the option of the Company in the event that a Gaming Authority requires that a particular holder or beneficial owner of Securities be licensed, qualified or found suitable under any applicable gaming law, and such holder or beneficial either (i) fails to apply for such license, qualification or finding within 30 days after being so requested or (ii) is not so licensed, qualified or found suitable.

     5. The Securities are also subject to mandatory repurchase offers as follows:

          (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to repurchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest to the redemption date;

          (b) At such time as the amount of Excess Louisiana Cash aggregates $10 million, the Company is obligated to make an offer to repurchase outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) equal to such Excess Louisiana Cash, less the accrued and unpaid interest to the redemption date on such Securities. The offer price shall be payable in cash in an amount equal to of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase; and


          (c) At each such time as the amount of Excess Sale/Loss Proceeds aggregates $10 million, the Company is obligated to make an offer to repurchase outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest on such Notes. The offer price shall be payable in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of the repurchase.

                                 SCHEDULE C-I
                                      to
                              PURCHASE AGREEMENT

                           Significant Subsidiaries
                           ------------------------


Riverboat Corporation of Mississippi
Riverboat Corporation of Mississippi--Vicksburg
Riverboat Services Incorporated
CSNO, Inc.
Louisiana Riverboat Gaming Partnership
St. Charles Gaming Company, Inc.
LRG Hotels, L.L.C.
Grand Palais Riverboat, Inc.
LRGP Holdings, Inc.
P.P.I., Inc.
ASMI Management Inc.
Isle of Capri Casino Colorado, Inc.

                                 SCHEDULE C-II
                                      to
                              PURCHASE AGREEMENT

                         Non-Significant Subsidiaries
                         ----------------------------

                                  SCHEDULE D

                             Collateral Documents
                             --------------------

(1)  Accounts Pledge Agreement

(2)  Company Pledge Agreement

(3)  Company Security Agreement

(4)  Subsidiary Pledge Agreement

(5)  Subsidiary Security Agreement

(6)  Isle-Biloxi Mortgage

(7)  Isle-Bossier City Deeds of Trust

(8)  Isle-Lake Charles Deed of Trust

(9)  Isle-Vicksburg Mortgage

(10) Pompano Park Mortgage

(11) Isle-Biloxi Fleet Mortgage

(12) Isle-Bossier City Ship Mortgage

(13) Isle-Lake Charles Ship Mortgage

(14) Grand Palais Ship Mortgage

(15) Isle-Vicksburg Ship Mortgage